Exhibit 21

 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF JANUARY 31, 2015*

Organization	Jurisdiction
Ford Asia Pacific Automotive Holdings Ltd.	Mauritius
Ford Auto Securitization Trust	Canada
Ford Capital B.V.	The Netherlands
Ford Romania S.A.	Romania
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford VHC AB	Sweden
Ford Argentina S.C.A.	Argentina
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
CAB West Holdings, LLC	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
Ford Automotive Finance (China) Limited	China
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCSH GmbH	Switzerland
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Ford CTCB Company	Canada
Canadian Road Holdings Company	Canada
Canadian Road Leasing Company	Canada
FCC Holdings 2 ULC	Canada
Ford Credit Canadian Lending, LP	Canada
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Blue Oval Holdings	England
Ford Motor Company Limited	England
Ford Retail Group Limited	England

SUBSIDIARIES (Continued)

Organization		Jurisdiction
Ford Mexico Holdings, Inc.		Delaware, U.S.A.
	Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor (China) Ltd.		China
Ford Motor Company of Australia Limited		Australia
Ford Motor Company of Canada, Limited		Canada
Ford Motor Company of Southern Africa (Pty) Limited		South Africa
Ford Motor Service Company		Michigan, U.S.A.
Ford Trading Company, LLC		Delaware, U.S.A.
Ford Russia Holdings B.V.		The Netherlands
Global Investments 1 Inc.		Delaware, U.S.A.
	Ford VH Limited	England

100	Other U.S. Subsidiaries
134	Other Non-U.S. Subsidiaries

* Other subsidiaries are not shown by name in the above list because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.